POWER OF ATTORNEY

I appoint RANDALL K. LINSCOTT, LARRY E. BEAVER, JR. AND BRANDON J. BYRD, and each of them separately, to act as my attorneys -in-fact and agents, in my capacity as a trustee of the Funds listed on Schedule 1 attached hereto and incorporated herein, to:

(1) sign on my behalf any and all Registration Statements under the Securities Act of 1933, and the Investment Company Act of 1940, and any pre- and post-effective amendments and supplements to such Registration Statements, and to file the same, including all exhibits to such Registration Statements, and other documents filed in connection with such Registration Statements including prospectuses and statements of additional information included in such Registration Statements and supplements to such prospectuses and statements of additional information, with the Securities and Exchange Commission and any other applicable state and federal regulatory authorities, and

(2) sign any and all applications for exemptive relief from state or federal securities regulations, and amendments to such applications, and to file the same with the applicable regulatory authority.

I grant RANDALL K. LINSCOTT, LARRY E. BEAVER, JR. AND BRANDON J. BYRD, and each of them separately, as attorneys-in-fact and agents the power of substitution and re-substitution in his name and stead, and the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing appointments.

I ratify and confirm any and all acts that RANDALL K. LINSCOTT, LARRY E. BEAVER, JR. AND/OR BRANDON J. BYRD lawfully take as my attorneys-in-fact and agents by virtue of this appointment.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed. This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned trustee hereby executes this Power of Attorney as of the 21st day of September, 2016.

/s/Tobias Caldwell
Tobias Caldwell

STATE OF NEW YORK	)
) ss.:
COUNTY OF Queens	)

On this 21st day of September, 2016, before me, the undersigned, personally appeared, Tobias Caldwell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

/s/Daniel P. Cameron
(SEAL)	Notary Public
Commission Expires: January 18, 2019

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.

You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.

If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

LIABILITY OF AGENT:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS’ SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

We, RANDALL K. LINSCOTT, LARRY E. BEAVER, JR. AND BRANDON J. BYRD, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

We acknowledge our legal responsibilities.

Agents sign here:

/s/Randall K. Linscott
Randall K. Linscott

/s/Larry E. Beaver, Jr.
Larry E. Beaver, Jr.

/s/Brandon J. Byrd
Brandon J. Byrd

STATE OF MISSOURI	)
) ss.:
COUNTY OF Jackson	)

On this 22nd day of September, 2016, before me, the undersigned, personally appeared Randall K. Linscott, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

/s/Rigoberto Jurado
(SEAL)	Notary Public
Commission Expires: September 25, 2017

STATE OF MISSOURI	)
) ss.:
COUNTY OF Jackson	)

On this 22nd day of September, 2016, before me, the undersigned, personally appeared Brandon J. Byrd, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

/s/Rigoberto Jurado
(SEAL)	Notary Public
Commission Expires: September 25, 2017

STATE OF PENNSYLVANIA	)
) ss.:
COUNTY OF Chester	)

On this 22nd day of September, 2016, before me, the undersigned, personally appeared Larry E. Beaver, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

/s/Michele Minniti
(SEAL)	Notary Public
Commission Expires: July 1, 2018

Schedule 1
Open-End Funds, each a Delaware Statutory Trust

Cognios Large Cap Growth Fund
Cognios Large Cap Value Fund